SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 6, 2006

PHOTOWORKS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-15338	91-0964899
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

71 Columbia Street

Seattle, Washington 98104

(Address of principal executive office)

(206) 281-1390

(Registrant’s telephone number including area code)

Item 3.02.  Recent Sales of Unregistered Securities

            On October 6, 2006, the Company entered into agreements to sell for cash common stock and warrants in an aggregate amount of $3,100,000.  The Company will issue 8,860,714 shares of common stock at a price of $.35 per share and will issue warrants to purchase an additional 2,215,179 shares of common stock at an exercise price of $.50 per share.  The warrants expire, if not previously exercised, on October 9, 2011.  The agreements are subject to customary closing conditions.

            As a result of this financing, convertible notes in the principal amount of $3,000,000 plus accrued interest in the amount of  $122,792 will convert into 8,922,271 shares of common stock at a conversion price of $.35 per share.  In addition, warrants to purchase an additional 357,143 shares of common stock at an exercise price of $.50 per share will be issued to holders of the notes.

            PhotoWorks will also issue an additional 670,250 warrants to Craig Hallum Partners for investment banking services in connection with the financings.

           The shares and warrants are being issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.  The conversion of the notes into shares of common stock and warrants is exempt from registration pursuant to Section 3(a)(9) of the Securities Act.  The original issuance of the notes was exempt from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01.  Financial Statements and Exhibits.

            (d)  Exhibits

            10.1     Common Stock and Warrant Purchase Agreement dated October 5, 2006 (including the form of Warrant)

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOWORKS, INC.
By:	/s/ Andrew Wood Andrew Wood Chief Executive Officer